Exhibit 99.1

AeroVironment Announces Fiscal 2023 Second Quarter Results

ARLINGTON, VA, December 6, 2022 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today reported financial results for the fiscal second quarter ended October 29, 2022.

Second Quarter Highlights

●	Strong bookings of $197.3 million in the second quarter

●	Second quarter revenue in line with expectations of $111.6 million

●	Raising FY23 revenue guidance to between $505 million and $525 million

●	$86 Million FMS order received in November resulting in record funded backlog of $388.2 million as of November 26, 2022

“Our second quarter results came in line or slightly better than expectations and, given recent awards and accelerating demand across our portfolio, we are increasing our revenue guidance for fiscal year 2023,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “In November, we were awarded a Puma Small UAS systems contract with a ceiling value of $176 million and initial funding of $86 million. This award is the largest FMS order in the company’s history, and we expect shipments to start next quarter and continue over the next 6-12 months. This award, combined with our record backlog, gives us confidence to raise revenue guidance even as we continue managing ongoing supply chain constraints and inflationary cost pressures.

“In addition, we are also slightly reducing our profitability outlook for fiscal year 2023 due to increased R&D investments targeted at additional growth opportunities and accelerated Medium UAS asset depreciation related to a shift in US DOD funding priorities. We expect margins will recover and backlog will increase throughout the second half of fiscal year 2023 setting the stage for profitable organic double-digit growth in fiscal year 2024 and beyond.”

FISCAL 2023 SECOND QUARTER RESULTS

Revenue for the second quarter of fiscal 2023 was $111.6 million, a decrease of 9% from the second quarter of fiscal 2022 revenue of $122.0 million. The decrease in revenue reflects a decline in product sales of $8.7 million and service revenue of $1.8 million. The overall decrease in revenue was primarily due to a decrease in revenue in the Small UAS segment of $28.0 million, partially offset by an increase in revenue from the Tactical Missile Systems (“TMS”) segment of $12.7 million and an increase in customer-funded research and development revenue of $4.2 million.

Gross margin for the second quarter of fiscal 2023 was $25.9 million, a decrease of 39% from the second quarter of fiscal 2022 gross margin of $42.5 million. The decrease in gross margin reflects lower product margin of $9.2 million and lower service margin of $7.4 million. As a percentage of revenue, gross margin decreased to 23% from 35%. The decrease in gross margin percentage was primarily related to unfavorable product mix and accelerated depreciation charges related to the anticipated completion of certain MUAS COCO site locations of $4.5 million. Gross margin was negatively impacted by $4.0 million of intangible amortization expense and other related non-cash purchase accounting expenses in the second quarter of fiscal 2023 as compared to $5.5 million in the second quarter of fiscal 2022.

Loss from operations for the second quarter of fiscal 2023 was $14.3 million, a decrease of $17.6 million from the second quarter of fiscal 2022 income from operations of $3.3 million. The decrease in income from operations was primarily the result of a decrease in gross margin of $16.6 million and an increase in research and development (“R&D”) expense of $2.3 million, partially offset by a decrease in selling, general and administrative (“SG&A”) expense of $1.2 million. The decrease in SG&A expense reflects a decrease in intangible amortization expense and other related non-cash purchase accounting expenses of $1.0 million.

Other loss, net, for the second quarter of fiscal 2023 was $1.5 million, as compared to $11.4 million for the second quarter of fiscal 2022. The second quarter of fiscal 2022 included legal expenses of $10.0 million for the settlement of all claims from the buyers of our former EES business. The increase in interest expense was primarily due to an increase in interest rates. Other income, net for the second quarter of fiscal 2023 includes unrealized gains associated with the increases in the fair market value for equity security investments.

Benefit from income taxes for the second quarter of fiscal 2023 was $(10.5) million, as compared to a benefit from income taxes of $(9.5) million for the second quarter of fiscal 2022. The increase in benefit from income taxes was primarily due to expected federal R&D tax credits and foreign-derived intangible income deductions.

Equity method investment loss, net of tax, for the second quarter of fiscal 2023 was $(1.3) million, as compared to equity method investment income $1.1 million for the second quarter of fiscal 2022. Subsequent to the sale of the equity interest in HAPSMobile during the three months ended April 30, 2022, equity method investment loss, net of tax no longer includes activity from HAPSMobile.

Net loss attributable to AeroVironment for the second quarter of fiscal 2023 was $6.7 million, or $(0.27) per diluted share, as compared to net income of $2.5 million, or $0.10 per diluted share, for the second quarter of fiscal 2022.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2023 was $6.8 million and non-GAAP earnings per diluted share was $0, as compared to $21.9 million and $0.78 for the second quarter of fiscal 2022.

BACKLOG

As of October 29, 2022, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to the Company under a customer contract) was $293.1 million, as compared to $210.8 million as of April 30, 2022. As of November 26, 2022, funded backlog was $388.2 million.

FISCAL 2023 — OUTLOOK FOR THE FULL YEAR

For the fiscal year 2023, the Company now expects revenue of between $505 million and $525 million, net income of between $8 million and $17 million, Non-GAAP adjusted EBITDA of between $84 million and $92 million, earnings per diluted share of between $0.33 and $0.65 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets and other non-cash purchase accounting expenses, of between $1.26 and $1.58.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, and including certain assumptions with respect to our ability to efficiently and on a timely basis integrate our acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, December 6, 2022, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

New this quarter, investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BI917865171ebf49738b3207daea259095

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the second quarter fiscal year 2023 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our recent acquisitions, including but not limited to Arcturus UAV, Telerob and ISG and our ability to successfully integrate them into our operations; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government and related to our development of HAPS UAS; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and potential governmentally-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	October 29,	October 30,	October 29,	October 30,
	2022	2021	2022	2021

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$62,343	$70,998	$120,317	$124,114
Contract services	49,241	51,010	99,783	98,903
	111,584	122,008	220,100	223,017
Cost of sales:
Product sales	39,445	38,937	72,344	71,527
Contract services	46,249	40,616	88,152	80,312
	85,694	79,553	160,496	151,839
Gross margin:
Product sales	22,898	32,061	47,973	52,587
Contract services	2,992	10,394	11,631	18,591
	25,890	42,455	59,604	71,178
Selling, general and administrative	23,613	24,819	45,556	51,947
Research and development	16,591	14,297	31,636	28,005
(Loss) income from operations	(14,314)	3,339	(17,588)	(8,774)
Other (loss) income:
Interest expense, net	(2,309)	(1,379)	(3,912)	(2,654)
Other income (expense), net	810	(10,048)	404	(10,394)
Loss before income taxes	(15,813)	(8,088)	(21,096)	(21,822)
Benefit from income taxes	(10,457)	(9,511)	(7,851)	(10,468)
Equity method investment (loss) income, net of tax	(1,273)	1,133	(1,773)	(8)
Net (loss) income	(6,629)	2,556	(15,018)	(11,362)
Net income attributable to noncontrolling interest	(39)	(31)	(45)	(94)
Net (loss) income attributable to AeroVironment, Inc.	$(6,668)	$2,525	$(15,063)	$(11,456)
Net (loss) income per share attributable to AeroVironment, Inc.
Basic	$(0.27)	$0.10	$(0.61)	$(0.47)
Diluted	$(0.27)	$0.10	$(0.61)	$(0.47)
Weighted-average shares outstanding:
Basic	24,900,873	24,641,614	24,852,219	24,630,838
Diluted	24,900,873	24,885,870	24,852,219	24,630,838

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	October 29,	April 30,
	2022	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,417	$77,231
Short-term investments	—	24,716
Accounts receivable, net of allowance for doubtful accounts of $74 at October 29, 2022 and $592 at April 30, 2022	31,664	60,170
Unbilled receivables and retentions	92,457	104,194
Inventories, net	109,810	90,629
Income taxes receivable	8,940	442
Prepaid expenses and other current assets	13,244	11,527
Total current assets	357,532	368,909
Long-term investments	22,462	15,433
Property and equipment, net	52,415	62,296
Operating lease right-of-use assets	25,580	26,769
Deferred income taxes	8,098	7,290
Intangibles, net	88,660	97,224
Goodwill	334,963	334,347
Other assets	1,972	1,932
Total assets	$891,682	$914,200
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,317	$19,244
Wages and related accruals	25,049	25,398
Customer advances	7,074	8,968
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	7,564	6,819
Income taxes payable	26	759
Other current liabilities	27,824	30,203
Total current liabilities	103,854	101,391
Long-term debt, net of current portion	155,622	177,840
Non-current operating lease liabilities	20,043	21,915
Other non-current liabilities	748	768
Liability for uncertain tax positions	1,450	1,450
Deferred income taxes	2,482	2,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at October 29, 2022 and April 30, 2022	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—25,157,618 shares at October 29, 2022 and 24,951,287 shares at April 30, 2022	4	2
Additional paid-in capital	283,789	267,248
Accumulated other comprehensive loss	(8,480)	(6,514)
Retained earnings	332,170	347,233
Total AeroVironment, Inc. stockholders’ equity	607,483	607,969
Noncontrolling interest	—	241
Total equity	607,483	608,210
Total liabilities and stockholders’ equity	$891,682	$914,200

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Six Months Ended
	October 29,	October 30,
	2022	2021
Operating activities
Net loss	$(15,018)	$(11,362)
Adjustments to reconcile net loss from operations to cash provided by (used in) operating activities:
Depreciation and amortization	32,275	30,019
Loss (income) from equity method investments	1,773	(520)
Loss on deconsolidation of previously controlled subsidiary	189	—
Amortization of debt issuance costs	422	258
Provision for doubtful accounts	19	(35)
Other non-cash expense, net	565	157
Non-cash lease expense	3,775	3,358
(Gain) loss on foreign currency transactions	(59)	30
Unrealized gain on available-for-sale equity securities, net	(928)	—
Deferred income taxes	(808)	(840)
Stock-based compensation	4,402	2,342
Loss on disposal of property and equipment	825	3,036
Amortization of debt securities	125	113
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	28,012	37,134
Unbilled receivables and retentions	11,696	(46,619)
Inventories	(23,836)	(10,075)
Income taxes receivable	(8,539)	(10,667)
Prepaid expenses and other assets	(1,117)	272
Accounts payable	6,823	(3,587)
Other liabilities	(8,664)	3,642
Net cash provided by (used in) operating activities	31,932	(3,344)
Investing activities
Acquisition of property and equipment	(7,587)	(13,147)
Equity method investments	(2,774)	(6,245)
Equity security investments	(5,100)	—
Business acquisitions, net of cash acquired	(5,105)	(46,150)
Proceeds from deconsolidation of previously controlled subsidiary, net of cash deconsolidated	(635)	—
Redemptions of available-for-sale investments	25,945	30,531
Purchases of available-for-sale investments	(1,326)	—
Other	—	224
Net cash provided by (used in) investing activities	3,418	(34,787)
Financing activities
Principal payments of term loan	(22,500)	(5,000)
Holdback and retention payments for business acquisition	—	(5,991)
Proceeds from shares issued, net of issuance costs	11,778	—
Tax withholding payment related to net settlement of equity awards	(853)	(1,176)
Exercise of stock options	682	119
Other	(14)	(16)
Net cash used in financing activities	(10,907)	(12,064)
Effects of currency translation on cash and cash equivalents	(257)	(275)
Net increase (decrease) in cash, cash equivalents, and restricted cash	24,186	(50,470)
Cash, cash equivalents and restricted cash at beginning of period	77,231	157,063
Cash, cash equivalents and restricted cash at end of period	$101,417	$106,593
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$718	$1,923
Interest	$3,398	$2,283
Non-cash activities
Unrealized (gain) loss on available-for-sale investments, net of deferred tax expense of $0 for the six months ended October 29, 2022 and October 30, 2021, respectively	$(26)	$3
Change in foreign currency translation adjustments	$(1,992)	$(2,017)
Issuances of inventory to property and equipment, ISR in-service assets	$4,085	$12,472
Acquisitions of property and equipment included in accounts payable	$810	$415

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended October 29, 2022
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$26,681	$31,101	$27,281	$9,066	$17,455	$111,584
Gross margin	12,319	12,636	(6,884)	3,001	4,818	25,890

Income (loss) from operations	(2,079)	2,004	(15,242)	1,564	(561)	(14,314)
Acquisition-related expenses	-	-	119	-	450	569
Amortization of acquired intangible assets and other purchase accounting adjustments	669	-	5,897	-	1,276	7,842
Adjusted income (loss) from operations	$(1,410)	$2,004	$(9,226)	$1,564	$1,165	$(5,903)

	Three Months Ended October 30, 2021
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$54,714	$18,418	$26,525	$10,342	$12,009	$122,008
Gross margin	27,754	6,222	2,223	3,944	2,312	42,455

Income (loss) from operations	13,377	47	(7,000)	2,073	(5,158)	3,339
Acquisition-related expenses	297	163	108	58	222	848
Amortization of acquired intangible assets and other purchase accounting adjustments	707	-	6,358	-	3,257	10,322
Adjusted income (loss) from operations	$14,381	$210	$(534)	$2,131	$(1,679)	$14,509

AeroVironment, Inc.

Reconciliation of non-GAAP (Loss) Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021

(Loss) earnings per diluted share	$(0.27)	$0.10	$(0.61)	$(0.47)
Acquisition-related expenses	0.02	0.03	0.03	0.15
Amortization of acquired intangible assets and other purchase accounting adjustments	0.25	0.33	0.47	0.62
Legal accrual related to our former EES business	—	0.32	—	0.32
Earnings (loss) per diluted share as adjusted (Non-GAAP)	$—	$0.78	$(0.11)	$0.62

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(in millions)	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net (loss) income	$(7)	$3	$(15)	$(11)
Interest expense, net	2	1	4	3
Benefit from income taxes	(10)	(10)	(8)	(10)
Depreciation and amortization	19	17	32	30
EBITDA (Non-GAAP)	4	11	13	12
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	1	—	1
Stock-based compensation	2	—	4	2
Equity method and equity securities investments activity, net	—	(1)	2	—
Acquisition-related expenses	1	1	1	4
Legal accrual related to our former EES business	—	10	—	10
Adjusted EBITDA (Non-GAAP)	$7	$22	$20	$29

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2023
Forecast earnings per diluted share	$0.33 - 0.65
Acquisition-related expenses	0.02
Amortization of acquired intangible assets and other purchase accounting adjustments	0.91
Forecast earnings per diluted share as adjusted (Non-GAAP)	$1.26 - 1.58

Reconciliation of 2023 Forecast and Fiscal Year 2022 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2023	April 30, 2022
Net income (loss)	$8 - 17	$(4)
Interest expense, net	9	5
Benefit from income taxes	(6) - (7)	(10)
Depreciation and amortization	63	61
EBITDA (Non-GAAP)	74 - 82	52
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	1
Stock-based compensation	8	5
Sale of ownership in HAPSMobile Inc. joint venture	—	(6)
Equity method and equity securities investments activity, net	1	(5)
Legal accrual related to our former EES business	—	10
Acquisition-related expenses	1	5
Adjusted EBITDA (Non-GAAP)	$84 - 92	$62

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other items, including stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us